Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134847 and Form S-8 No. 333-79559) pertaining to the Borders Group, Inc. Savings Plan of our report dated June 29, 2010, with respect to the financial statements and schedule of the Borders Group, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Detroit, Michigan
June 29, 2010